EXHIBIT 4.4

TRADUCCIÓN PÚBLICA

SWORN TRANSLATION

THIRD AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE

CORPORATE SERVICES MASTER AGREEMENT

Agreement made in the City of Buenos Aires on the 27th day of November of 2009 by and between:

(i) CRESUD S.A.C.I.F. y A., domiciled at Moreno 877, Piso 23 in the Autonomous City of Buenos Aires, represented hereat by Messrs Eduardo Sergio ELSZTAIN and Saúl ZANG in their capacities as Attorneys-in-fact (hereinafter “CRESUD”) as party of the one part;

(ii) Alto Palermo S.A. (APSA), domiciled at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by Messrs Alejandro Gustavo ELSZTAIN and David Alberto PEREDNIK in their capacities as Attorneys-in-fact (hereinafter “APSA”), as party of the second part, and

(iii) IRSA Inversiones y Representaciones Sociedad Anónima, domiciled at Bolívar 108, Piso 1º in the Autonomous City of Buenos Aires and having established domicile for purposes hereof at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by Messrs Oscar Pedro BERGOTTO and Gastón Armando LERNOUD in their capacities as Attorneys-in-fact, as party of the third part (hereinafter “IRSA” and collectively with CRESUD and APSA designated as “THE PARTIES”).

WHEREAS:

(i) On June 30, 2004 THE PARTIES executed a Master Agreement for the Exchange of Corporate Services (hereinafter “the Master Agreement”);

(ii) On August 23, 2007 THE PARTIES executed the first Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “First Agreement”), whereby certain amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases, and new Individual In-charges were appointed;

(iii) On August 14, 2008 THE PARTIES executed the Second Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Second Agreement” and, together with the First Agreement, the “Addenda”) whereby new amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases;

(iv) THE PARTIES have implemented the Master Agreement based on an Implementation Manual updated by Deloitte & Co. S.R.L., (hereinafter “Deloitte”) on February 11, 2008;

(v) In accordance with the recommendations made by Deloitte on its semi-annual reports, new operational changes have been implemented in the Areas of Exchange of Corporate Services and the Cost Distribution Bases starting in July 2008, which THE PARTIES wish to acknowledge in writing;

(vi) The Board of Directors of THE PARTIES have approved the THIRD AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE CORPORATE SERVICES MASTER AGREEMENT (hereinafter the “Third Agreement”) on November 26, 2009;

(vii) Additionally, THE PARTIES consider that the Third Agreement does not match the provisions under Section 73 of Decree 677/01 and they represent that they have notified the Audit Committee of the execution of the Agreement.

NOW IN CONSIDERATION OF THE FOREGOING, THE PARTIES hereby agree to execute this Third Agreement subject to the following terms and conditions:

ONE: THE PARTIES ratify that the Areas (as defined in the Master Agreement) and the calculation method applicable to the Exchange of Operational Services (also as defined in the Master Agreement) have been changed as from the dates listed below, amending therefore Exhibits I and II, as amended by the Addenda, to the Master Agreement as per the following detail:

(i)	Starting in July 2008, a decision was made to modify the distribution method applicable to the Human Resources Area of Exhibit II such that as from that date it should be made up as detailed in the new Exhibit II.

(ii)	Starting in July 2008, a decision was made to include the Special Projects and Control Department within the Administration and Control Area of Exhibit I of the Master Agreement and further modify the divisions comprising such Area and their distribution method such that as from that date Exhibit II should be made up as detailed in the new Exhibit II.

(iii)	Starting in July 2008, a decision was made to modify the departments included within the Risks and Processes Area mentioned in Exhibit I of the Master Agreement and the distribution method applicable to such Area in a manner such that as from that date Exhibit II should be made up as detailed in the new Exhibit II.

(iv)	Starting in July 2008, a decision was made to modify the distribution method applicable to the Technical, Infrastructure and Services Area.

(v)	Starting in July 2008, a decision was made to include the Architecture and Design Department within the Areas of Exchange.

(vi)

Starting in September 2008, a decision was made to include the Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works Department within the Areas mentioned in Exhibit I of the Master Agreement and therefore, also in Exhibit II. Furthermore, starting in September 2008, the Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works Department has included the Architecture and Design, Purchases and Hirings, Development and Works, and Technical, Infrastructure and Services Department. Therefore, they were excluded from the Areas of Exchange, and it was further decided to modify Exhibit I and Exhibit II such that as from that date they should be made up as detailed in the new Exhibit I and Exhibit II.

(vii)	Starting in January 2009, a decision was made to modify the distribution method applicable to the Finance Area of Exhibit II such that as from that date it should be made up as detailed in the new Exhibit II.

(viii)	Starting in July 2008 and until June 2009, a decision was made to include the Project Management Department within the Planning and Development Area, using the time allocated to the projects of each of THE PARTIES as distribution method.

(ix)	Starting in July 2009, a decision was made to exclude the Planning and Development Area, and as from such same date and until September 2009, a decision was made to include the Business Analysis Area, excluding such Area from the Areas of Exchange in October 2009 and being included as a Department within the Finance Area, thus modifying Exhibit I and Exhibit II such that as from October 2009 they should be made up as detailed in the new Exhibit I and Exhibit II.

In consideration of the foregoing, the PARTIES hereby put on record that, subject to the clarifications detailed in the preceding sub-sections and for purposes of updating Exhibits I and II, they shall read as hereto attached.

TWO: THE PARTIES confirm that the Individually Responsible Person on behalf of CRESUD is Daniel E. Mellicovsky.

THE PARTIES further confirm that Cedric Bridger AND Abraham Perelman continue to be the Individually Responsible Persons on behalf of IRSA and APSA, respectively.

THREE: THE PARTIES represent that all the sections of the Master Agreement and the Addenda that have not been amended pursuant to this Third Agreement continue to be fully in force.

In witness whereof, this Agreement is executed in three (3) copies of the same tenor and to a single effect in the place and on the date first written.

CRESUD S.A.C.I.F.y A.

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Attorneys-in-fact

IRSA Inversiones y Representaciones Sociedad Anónima

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Attorneys-in-fact

Alto Palermo S.A. (APSA)

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Attorneys-in-fact

Exhibit I

Description of Corporate Services Exchange Areas

Human Resources

The Human Resources sector renders to THE PARTIES the service consisting in Human Resources Administration and Management. Human Resources Administration spans payroll calculation activities, personnel administration, solidarity issues, benefits and labor relationships.

Human Resources Management includes personnel recruitment, selection, training, job rotation and related activities.

Finance

The Finance sector renders to THE PARTIES the service consisting in Investor Relations, Capital Markets, Financial Risk, Business Analysis and Management of Financial Transactions.

Institutional Relations

The Institutional Relations sector renders to THE PARTIES the service consisting in the development and control of advertising, broadcasting and marketing actions, relations with the media, preparation of articles, brochures and related activities.

Administration and Control

The Administration and Control sector controls all the accounting transactions of THE PARTIES. It is responsible for the companies’ management control and budget, and its main activities consist in the preparation of the financial statements, tax management, supervision of accounts payable and collections.

Systems and Technology

The Systems and Technology sector renders to THE PARTIES the service consisting in maintaining, supporting and updating the IT structure.

Support and maintenance at the user level, help desk, back-up and security issues as well as all related activities.

Updates, control and follow-up of software licenses.

Maintenance, updates and support for infrastructure and communications aspects.

Insurance

The Insurance sector is in charge of managing THE PARTIES’ assets’ coverage by negotiating, acquiring and monitoring insurance policies, dealing with claims in terms of coverage, collection, etc.

Errand Running Service

The Errand Running Service renders to THE PARTIES the service consisting in sending and distributing internal and external documentation, menial procurements, going on errands, etc.

Contracts

The Contracts sector renders to THE PARTIES the service consisting in aid to the preparation, analysis and response to legal briefs, agreements, official letters, etc.

Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works

The Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works sector renders to THE PARTIES the services consisting in operational coordination of the following sectors: Architecture and Design; Works Development; Purchases and Hirings; and Technical, Infrastructure and Services.

Internal Audit

The Internal Audit sector renders to THE PARTIES the services consisting in operational review and control.

Real Estate

The Real Estate sector renders to THE PARTIES the services consisting in sales and acquisitions of real estate, except for real estate assigned to the agricultural business.

It monitors the properties considered to be “land reserves” and takes part in the businesses arising from governmental grants (exploitation concessions and private initiatives).

Hotels and Tourism

The Hotels and Tourism sector renders to THE PARTIES the services consisting in the integration of the different areas of hotels along with their business relations.

It carries out activities to optimize and control hotels’ management and organization.

It carries out activities aimed at leading tourists to visit and consume in shopping centers.

Risks and Processes

The Risks and Processes sector renders to THE PARTIES the services consisting in the administration and management of standards and processes, including the determination, development and publication of internal regulations.

Administration and management of information security, including the protection of THE PARTIES’ data.

Administration and management of master data, including loading such data to THE PARTIES’ systems.

Administration and management of risks and statutory compliance, including the identification and supervision of the main risks and duties of compliance towards regulatory agencies.

Quality management, including the implementation of quality models in the business units.

Prevention of corporate fraud.

Exhibit II

Cost Distribution Bases

Corporate Departments	Department	Division	Distribution Method
Human Resources	Human Resources		By headcount (non-corporate personnel) and weighting the percentages of other areas (corporate personnel).

Finance Each one of the sectors is weighted at 20%.	Capital Markets		Financial transactions outstanding as of the closing date weighted at 40% and the amount of transactions conducted over the last 180/360 days weighted at 60%. In the latter case, if applicable, the transactions handled during the period and which because of unfavorable market conditions were not released will be weighted at 10%.

	Relations with Investors		Number of shareholders as registered with the Nasdaq, plus the volume of shares traded in US$ as well as market capitalization (the price of the shares as quoted by the number of outstanding shares) with the price diluted as of the closing date. The three variables are weighted in equal shares (33%).

	Financial Risk		Number of transactions analyzed, valued and consummated and their amount in US$. Both variables are weighted in equal shares (50%).

	Financial Administration		Total assets weighted at 40% and total liabilities weighted at 60%.

	Business Analysis		Salaries are weighted according to the position and tasks performed (per company and in equal shares). The salaries of analysts shall be allocated to each company, and the one relating to supervision shall be distributed among the companies.

Institutional Relations	Institutional Relations		Tasks performed and the time spent in each.

Administration and Control

Each one of the sectors comprising the Department is weighted as described below:

30% Accounting and Administrative Operations; 30 % Taxes; 30% Budget and Management Control and 10% Special Projects and Control

	Accounting and Administrative Operations (Weighted from the Divisions within the Department)	Accounting and Reporting	Number of companies per group and receipts per company.
		Administrative Operations	Income receipts, expenses receipts and number of companies per group
	Taxes		Salaries are weighted according to the position and tasks performed (per company and in equal shares)
	Budget and Management Control (Market Capitalization weighted at 35% and actual income (production, sales, leases) weighted at 65%.	Budget and Management Control – Global	Market capitalization weighted at 35% and actual income (production, sales, leases) weighted at 65%.
		Budget and Management Control – Real Estate	Revenues from sales and office developments.
		Budget and Management Control - Agricultural	Revenues from production and sales of premises.
	Special Projects and Control		Completed projects and time spent in each.

Systems and Technology	Systems and Technology		Number of desktops, licenses, volume of PCs and servers.

Insurance	Insurance		Insured amounts and volume of losses (in units). Both variables weighted in equal shares (50%).

Errand Running Service	Errand Running Service		Number of errands run.

Contracts	Contracts		Tasks performed and the time spent in each.

Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works Department An average is obtained from the Departments reporting to it.	Technical, Infrastructure and Services (Maintenance hours)	Planning and Control	Maintenance hours.
		Logistics	Weighted between directly assigned personnel and centralized personnel distributed per square meter of the real property.
		Distributed Operations	Square meters of real property held, to which maintenance services are provided.
		Architecture	Personnel distributed per surface area and number of stores.
		Third parties’ services	Square meters of common areas to which services are provided.
		Traveling Personnel	Maintenance hours per center.
		Engineering and Maintenance	Square meters of real property held, to which maintenance, engineering and other services are provided.
	Purchases and Hirings		Purchase orders with weighted volume and amounts thereof.
	Development and Works		Tasks performed and time spent in each.
	Architecture and Design		Completed projects.

Internal Audit	Internal Audit	Tasks performed and the time spent in each.

Real Estate	Real Estate	Salaries are weighted according to the position and tasks performed (per companies and in equal shares).

Hotels and Tourism	Hotels and Tourism	Salaries are weighted according to the position and tasks performed (per companies and in equal shares).

Risks and Processes	Master Data	Weighting of the time spent in each task.

Time spent in each task.	OYM	Weighting of the time spent in each task.

	IT Security	Weighting of the time spent in each task.

	Fraud	Weighting of the time spent in each task.

	Quality Management	Weighting of the time spent in each task.

	Risk and Regulatory Compliance	Weighting of the time spent in each task.

THIS DOCUMENT, CONSISTING OF 9 (nine) PAGES, IS A TRUE AND ACCURATE TRANSLATION into English of the document in Spanish I have had before me in Buenos Aires, on this 10th day of December, 2009.

[For authentication purposes only:]

ESTE DOCUMENTO, COMPUESTO DE 9 (nueve) PÁGINAS, ES TRADUCCIÓN FIEL al inglés del documento adjunto redactado en idioma castellano que he tenido ante mí y al cual me remito en Buenos Aires, a los 10 días de diciembre de 2009.